Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (2000)

                                                     Three Months Ended
                                                         June 30,
                                                       2000           1999
                                              --------------  -------------
   Average number of shares outstanding          12,494,402      8,989,930
                                              ============== =============
   Net loss                                   $  (1,411,000)  $ (3,216,000)

   Less:  cumulative dividend on
     redeemable preferred stock               $           0   $   (168,000)
                                              --------------  -------------
   Loss applicable to common shares           $  (1,411,000)  $ (3,384,000)
                                              ==============  =============

   Net loss per share                         $       (0.11)  $      (0.38)
                                              ==============  =============